CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 18, 2000, accompanying the consolidated financial statements included in the Annual Report of CCF Holding Company on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of CCF Holding Company on Form S-8.


                                             /s/Porter Keadle Moore, LLP
                                             ----------------------------

Atlanta, Georgia
March 28, 2000